EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: VIRTUS INSIGHT TRUST
File Number: 811-7447
Registrant CIK Number: 0001003859
December 31, 2014

Sub-Item 77Q3


Series	3
72DD1/72DD2
Class A $993, Class C $273, Class I $1,224
73A1/73A2
Class A $0.1430, Class C $0.1007, Class I $0.1571
74U1/74U2
Class A 6,576 Class C 2,593 Class I 7,881
74V1/74V2
Class A $11.31, Class C $11.31, Class I $11.31

Series	13
72DD1/72 DD2
Class A $0 Class C $0, Class I $0, Class R6 $0
73A1/73A2
Class A $0.0000, Class C $0.0000, Class I $0.0000,
Class R6 $0.000
73B0
Class A $0.000, Class C $0.0000, Class I $0.0000,
Class R6 $0.0000
74U1/74U2
Class A 87,983, Class C 27,675, Class I 972,033,
Class R6 473,
74V1/74V2
Class A $9.61, Class C $9.37, Class I $9.93, Class
R6 $9.94

Series	18
72DD1/72DD2
Class A $713, Class C $272, Class I $1,066
73A1/73A2
Class A $0.1119, Class C $0.0717, Class I $0.1253
74U1/74U2
Class A 6,277, Class C3,395 , Class I 8,584
74V1/74V2
Class A $10.83, Class C $10.83, Class I $10.83